UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
 EXCHANGE ACT OF 1934
Filed by the Registrant ☒          Filed by a Party other than the Registrant 
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
STRATA Skin Sciences, Inc.
 (Name of Registrant as Specified In Its Charter)
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PRELIMINARY COPY
STRATA SKIN SCIENCES, INC.
100 Lakeside Drive, Suite 100
Horsham, Pennsylvania 19044
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2018
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders of STRATA Skin Sciences, Inc., a Delaware corporation (the "Company"). The meeting will be held at 30 S. 17th Street, Philadelphia, Pennsylvania 19103 on Wednesday, May 23, 2018 at 9:30 a.m. local time, for the following purposes:
1.
To approve, pursuant to Nasdaq Listing Rules 5635(b) and (d), the issuance of an aggregate of 15,740,742 shares of the Company's common stock pursuant to (i) a Securities Purchase Agreement (the "Accelmed Purchase Agreement") between the Company and Accelmed Growth Partners, L.P. ("Accelmed"), pursuant to which the Company will sell to Accelmed $13.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (ii) a Securities Purchase Agreement (the "Sabby Purchase Agreement") between the Company and Sabby Management, LLC ("Sabby"), pursuant to which the Company will sell to Sabby $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (iii) a Securities Purchase Agreement (the "Broadfin Purchase Agreement") between the Company and Broadfin Capital LLC ("Broadfin"), pursuant to which the Company will sell to Broadfin $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (iv) Subscription Agreements between the Company and each of Dolev Rafaeli and Gohan Investments, pursuant to which the Company will sell to each of them $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share (the "Subscription Agreements" and collectively with the Accelmed Purchase Agreement, the Sabby Purchase Agreement and the Broadfin Purchase Agreement, the "Purchase Agreements," and Accelmed, Sabby, Broadfin, Mr. Rafaeli and Gohan Investments, collectively, the "Investors"), plus all additional shares that may be issued pursuant to the Retained Risk Provisions, as defined below, of the Purchase Agreements (the "Transaction") (the "Share Issuance Proposal").

2.
To consider and vote upon a proposal to amend the STRATA Skin Sciences, Inc. 2016 Omnibus Incentive Plan to increase the number of shares of the Company's common stock available for grants under the Plan by 3,134,365 shares (the "Amended Plan Proposal").

3.
To ratify the decision by our Board of Directors to hold future annual or special meetings of stockholders as virtual meetings at which stockholders would be able to remotely participate and cast their votes at the meeting in real time (the "Virtual Meeting Proposal").

4.	To consider and vote upon a proposal to approve the adjournment of the Special Meeting to solicit additional proxies to vote in favor of Proposals No. 1, No. 2, and No. 3 (the "Adjournment Proposal").
5.	To conduct any other business properly brought before the meeting.
The record date for the Special Meeting is April 13, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ LuAnn Via
        LuAnn Via
       Chairperson of the Board
April 27, 2018

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2018. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 27, 2018. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:
•	COMPLETE AND RETURN A WRITTEN PROXY CARD;
•	BY INTERNET OR TELEPHONE; OR
•	ATTEND THE COMPANY'S SPECIAL MEETING OF STOCKHOLDERS AND VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2018: THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT ARE AVAILABLE AT HTTP://WWW.EDOCUMENTVIEW.COM/STRATA .

STRATA SKIN SCIENCES, INC.
100 Lakeside Drive, Suite 100
 Horsham, Pennsylvania 19044
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
 TO BE HELD ON MAY 23, 2018
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of STRATA Skin Sciences, Inc. ("we", "us", "our", or "the Company") is soliciting your proxy to vote at the Company's Special Meeting of Stockholders to be held on May 23, 2018 (the "Special Meeting"). You are invited to attend the Special Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
The Company intends to mail this Proxy Statement on or about April 27, 2018 to all stockholders of record entitled to vote at the Special Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on April 13, 2018 will be entitled to vote at the Special Meeting. On this record date, there were 4,734,815 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 13, 2018 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 13, 2018 your shares were held not in your name with the Company's transfer agent, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote:
1.
To approve, pursuant to Nasdaq Listing Rules 5635(b) and (d), the issuance of an aggregate of 15,740,742 shares of the Company's common stock pursuant to (i) a Securities Purchase Agreement (the "Accelmed Purchase Agreement") between the Company and Accelmed Growth Partners, L.P. ("Accelmed"), pursuant to which the Company will sell to Accelmed $13.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (ii) a Securities Purchase Agreement (the "Sabby Purchase Agreement") between the Company and Sabby Management, LLC ("Sabby"), pursuant to which the Company will sell to Sabby $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (iii) a Securities Purchase Agreement (the "Broadfin Purchase Agreement") between the Company and Broadfin Capital LLC ("Broadfin"), pursuant to which the Company will sell to Broadfin $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (iv) Subscription Agreements between the Company and each of Dolev Rafaeli and Gohan Investments, pursuant to which the Company will sell to each of them $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share (the "Subscription Agreements" and collectively with the Accelmed Purchase Agreement, the Sabby Purchase Agreement and the Broadfin Purchase Agreement, the "Purchase Agreements," and Accelmed, Sabby, Broadfin, Mr. Rafaeli and Gohan Investments, collectively, the "Investors"), plus all additional shares that may be issued pursuant to the Retained Risk Provisions, as defined below, of the Purchase Agreements (the "Transaction") (the "Share Issuance Proposal").

2.
To consider and vote upon a proposal to amend the STRATA Skin Sciences, Inc. 2016 Omnibus Incentive Plan to increase the number of shares of the Company's common stock available for grants under the Plan by 3,134,365 shares (the "Amended Plan Proposal").

3.
To ratify the decision by our Board of Directors to hold future annual or special meetings of stockholders as virtual meetings at which stockholders would be able to remotely participate and cast their votes at the meeting in real time (the "Virtual Meeting Proposal").

4.	To consider and vote upon a proposal to approve the adjournment of the Special Meeting to solicit additional proxies to vote in favor of Proposals No. 1, No. 2, and No. 3 (the "Adjournment Proposal").
How do I vote?
You may vote "For," "Against" or "Abstain" on the each of the Proposals.  Procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Special Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see "Voting Via the Internet or By Telephone" below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.
•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to reach us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted.  You may also be able to vote over the internet or by telephone.  See the materials provided by your broker, bank or other nominee to see whether these voting methods are available to you.  To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Voting Via the Internet or By Telephone
Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
For Shares Registered in Your Name
Stockholders of record may go to www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the operator's instructions.
For Shares Registered in the Name of a Broker or Bank
Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

General Information for All Shares Voted Via the Internet or By Telephone
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on May 22, 2018. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of April 13, 2018.
What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on the matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such as the Share Issuance Proposal and the Amended Plan Proposal, the organization that holds your shares will inform the Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."  The Virtual Meeting Proposal and the Adjournment Proposal considered "routine matters," upon which brokers, banks and other agents will have discretionary voting power.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services.  We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total.  We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•	You may issue a proxy with a later date.
•	You may send a written notice that you are revoking your proxy to the Company's Secretary at 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044.
•	You may vote by telephone or via the Internet.
•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.

How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate votes "For," "Against" and abstentions and broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to the Virtual Meeting Proposal and the Adjournment Proposal, which are "discretionary" items, but not with respect to "non-discretionary" items such as the Share Issuance Proposal and the Amended Plan Proposal. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve the proposal?
The vote required to approval each of Proposals 1, 2, 3 and 4 is governed by Delaware law, Nasdaq Listing Rules and the Company's certificate of incorporation and bylaws and is the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Special Meeting on the proposal, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against Proposals 1, 2, 3 and 4. Any broker non-votes will have no effect on the outcome of the vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 4,734,815 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you participate in person at the meeting or by telephone or via the Internet. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K filed by the Company within four business days of the Special Meeting.
How can I obtain additional copies?
For additional copies of this Proxy Statement and the enclosed proxy card, you should contact our corporate office at STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary, telephone (215) 619-3200.

BACKGROUND – THE COMPANY
The Company is a medical technology company focused on the therapeutic and aesthetic dermatology market. STRATA sales include the following products: XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; the STRATAPEN® MicroSystems, a micropigmentation device; and Nordlys, a multi-technology aesthetic laser device for treating vascular and pigmented lesions. In June 2015 the Company completed the acquisition of the XTRAC® Excimer Laser and the VTRAC® excimer lamp businesses from STRATA Skin Sciences, Inc. The XTRAC and VTRAC products are devices cleared by the U.S. Food and Drug Administration, or FDA, for the treatment of psoriasis, vitiligo and other skin disorders. The purchase price was $42.5 million plus the assumption of certain business-related liabilities.
The XTRAC is an ultraviolet light excimer laser system utilized to treat psoriasis, vitiligo and other skin diseases. The XTRAC received FDA clearance in 2000 and has since become a recognized treatment for psoriasis, vitiligo and other skin diseases. The system delivers targeted 308um ultraviolet light to affected areas of skin, leading to psoriasis clearing and vitiligo repigmentation, following a series of treatments. The XTRAC systems employed under the recurring revenue model generate revenue on a per procedure basis. The per-procedure charge is inclusive of the use of the system and the services provided by the Company to the customer, which includes system maintenance, reimbursement support service and participation in the direct to patient marketing programs employed by the Company. The XTRAC system's use for psoriasis is covered by nearly all major insurance companies, including Medicare. The VTRAC Excimer Lamp system, offered in addition to the XTRAC system internationally, provides targeted therapeutic efficacy demonstrated by excimer technology with the simplicity of design and reliability of a lamp system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table reflects, as of April 13, 2018, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.

Name and Address Of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned*
Dolev Rafaeli(1)	--	**
Francis J. McCaney (2)	40,367	**
Jeffrey F. O'Donnell, Sr. (3)	145,856	3.22%
Samuel E. Navarro (4)	145,276	3.21%
David K. Stone (5)	47,007	1.06%
Kathryn Swintek (6)	46,827	1.06%
LuAnn Via (7)	46,566	1.05%
James L. Coyne (8)	11,250	**
All directors and officers as a group (seven persons) (9)	483,149	9.95%

Broadfin Healthcare Master Fund, Ltd (10)	458,736	9.99%
Sabby Healthcare Master Fund, Ltd (11) and	477,487	9.99%
Sabby Volatility Warrant Master Fund, Ltd (12)

*
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of April 13, 2018, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 4,784,715shares of common stock outstanding as of April 13, 2018.

**	Less than 1%.
(1)	See discussion of Dr. Rafaeli's unvested stock options granted under his employment agreement under Proposal No. 1 – "Executive Officer Changes."
(2)	Includes 4,000 shares of common stock and vested options to purchase 36,367 shares of common stock.
(3)
Includes 271 shares of common stock and vested options to purchase 145,585 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after April 13, 2018. Mr. O'Donnell's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(4)
Includes vested options to purchase 145,276 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after April 13, 2018. Mr. Navarro's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(5)
Includes 271 shares of common stock and vested options to purchase 46,736 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after April 13 2018. Mr. Stone's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(6)
Includes 671 shares of common stock and vested options to purchase 46,156 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after April 13, 2018. Ms. Swintek's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(7)
Includes 571 shares of common stock and vested options to purchase 45,995 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after April 13 2018. Ms. Via's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(8)
Includes vested options to purchase 11,250 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after April 13, 2018. Mr. Coyne's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(9)
Includes 5,784 shares of common stock and vested options to purchase 477,365 shares of common stock. Does not include unvested options to purchase up to 296,468 shares of common stock, which may vest more than 60 days after April 13, 2018.

(10)
The business address of Broadfin Healthcare Master Fund, LTD ("Broadfin") is 20 Genesis Close Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands and the business address of each of Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022. Broadfin, Broadfin Capital, LLC and Kevin Kotler have shared voting and investment control of the securities held by Broadfin. Broadfin holds the following securities: (i) 458,736shares of common stock; (ii) warrants to purchase 640,057 shares of common stock at $3.75 per share; (iii) 6,232,647shares of common stock issuable upon conversion of 16,766 shares of Series C convertible preferred stock. The conversion of all preferred stock and the exercise of all warrants referenced in this footnote are subject to a 9.99% blocker. The foregoing information has been derived in part from a Schedule 13D filed by Broadfin Capital, LLC on March 15, 2016 and a Form 13F filed by Broadfin Capital LLC on February 13, 2018.

(11)
The business address of Sabby Healthcare Master Fund Ltd. ("Sabby HMF") is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby HMF. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby HMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby HMF except to the extent of their respective pecuniary interest therein. Sabby HMF holds the following securities: (i) 477,487shares of common stock; (ii) warrants to purchase 969,308 shares of common stock at $3.75 per share; (iii) 4,821,167shares of common stock issuable upon conversion of 12,969shares of Series C convertible preferred stock. The conversion of all preferred stock and the exercise of all warrants referenced in this footnote are subject to a 9.99% blocker. The foregoing information has been derived in part from a Schedule 13D filed by Sabby HMF on January 2, 2018.

(12)
The business address of Sabby Volatility Warrant Master Fund Ltd. ("Sabby VWMF") is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby VWMF. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby VWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby VWMF except to the extent of their respective pecuniary interest therein. Sabby VWMF holds the following securities: (i) -0- shares of common stock; (ii) warrants to purchase 251,426 shares of common stock at $3.75 per share; (iii) 1,861,948 shares of common stock issuable upon conversion of 5,009 shares of Series C convertible preferred stock. The conversion of all preferred stock and the exercise of all warrants referenced in this footnote are subject to a 9.99% blocker. The foregoing information has been derived in part from a Schedule 13D filed by Sabby VWMF on January 2, 2018.

PROPOSAL NO. 1
APPROVAL, PURSUANT TO NASDAQ LISTING RULES 5635(B) AND (D), OF THE ISSUANCE OF AN AGGREGATE OF 15,740,742 SHARES OF THE COMPANY'S COMMON STOCK TO THE INVESTORS UNDER THE PURCHASE AGREEMENTS PLUS ALL ADDITIONAL SHARES THAT MAY BE ISSUED PURSUANT TO THE RETAINED RISK PROVISIONS OF THE PURCHASE AGREEMENTS
At the Special Meeting, holders of the Company's common stock will be asked to approve the issuance of up to an aggregate of 15,740,742 shares of the Company's common stock to the Investors under the Purchase Agreements at a per share purchase price of $1.08, subject to the terms of the Purchase Agreements, plus all additional shares that may be issued pursuant to the Retained Risk provisions of the Purchase Agreements, which the Company refers to as the "Share Issuance Proposal."
Description of the Purchase Agreements
On March 30, 2018, the Company entered into Purchase Agreements pursuant to which the Company will issue 15,740,742 shares of the Company's common stock to a group of Investors led by Accelmed for gross proceeds of $17.0 million at a per share price of $1.08.  The following is a description of the Purchase Agreements and the Transaction.
Accelmed Purchase Agreement
On March 30, 2018, the Company entered into the Accelmed Purchase Agreement with Accelmed, pursuant to which Accelmed has agreed to invest $13.0 million to purchase upon closing 12,037,037 shares of the Company's common stock at a price per share of $1.08.  The Company may incur additional expenses, or Accelmed may receive additional shares in the event of certain contingencies. The Company is required to reimburse Accelmed for its legal, consulting, due diligence and certain costs related to the proposed transaction, including the reasonable legal fees, disbursements and related charges of Accelmed's counsel in an aggregate amount not to exceed $400,000 (or up to $500,000 in the event of certain contingencies, and subject to no cap in the event the Company's stockholders do not approve the transaction) at the earliest of (i) the closing, or (ii) the termination of Accelmed Purchase Agreement for any reason other than by reason of a breach of the Accelmed Purchase Agreement by Accelmed. The Company may also be obligated to pay a breakup fee of $600,000 in the event the Company's Board of Directors makes a recommendation against the approval of the transaction.
Upon closing under the Accelmed Purchase Agreement, Accelmed will control a majority of the outstanding shares of the Company's common stock. Accelmed will hold (a) approximately 58% of the issued and outstanding voting stock of the Company, assuming each of Sabby and Broadfin, the Company's two major stockholders, owns up to 9.99% of the Company's common stock consistent with their "blockers," and (b) approximately 36% of the Company's issued and outstanding capital stock, assuming the conversion of all outstanding shares of Preferred Stock regardless of the "blockers," but not including outstanding stock options and warrants.
The Accelmed Purchase Agreement also requires that the Company indemnify Accelmed for certain items as defined in Accelmed Purchase Agreement, which may result in the issuance of additional shares of the Company's common stock to the Investors in the event the Company incurs additional cash obligations above the thresholds contained in the Accelmed purchase Agreement, including excess amounts from sales taxes, broker fees, insurance coverage and legal fees (the "Retained Risk Provisions").
Broadfin and Sabby Purchase Agreements
In connection with the proposed Accelmed investment, the Company entered into two separate stock purchase agreements on March 30, 2018, each for $1.0 million with two current stockholders, Broadfin and Sabby. Upon closing of these transactions with the closing under the Accelmed Purchase Agreement, each of Sabby and Broadfin will receive 925,926 shares of the Company's common stock at a price per share of $1.08.
In further consideration of entering into their respective stock purchase agreements, Sabby and Broadfin have each entered into separate agreements restricting their abilities to sell their holdings (the "Leak-Out Agreements"). Under the terms of each of the respective Leak-Out Agreements, the stockholder has agreed that for a period of three years from the later of (a) the date that the approval by the shareholders of the transactions are deemed effective and (b) the closing of the transactions contemplated pursuant to the Purchase Agreements, the stockholder shall not sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any shares of Common Stock of the Company held by the stockholder on the date hereof or issuable to the Stockholder upon conversion of shares of the Company's Preferred Stock held by the Stockholder on the date hereof, (a) if prior to April 1, 2019, at a price per Company Share less than $1.296, subject to adjustment for reverse and forward stock splits and the like, or (b) thereafter, at a price per share reflecting less than the price set forth on the schedule in the Leak-Out Agreements subject to adjustment for reverse and forward stock splits and the like, unless, (1) in the case of either clauses (a) or (b),  otherwise approved by the Company's Board of Directors, (2) in the case of clause (b), under a shelf prospectus or such other controlled offering as may be agreed to by the Principal Stockholders (as defined in the Accelmed Purchase Agreement) or (3) in the case of either clauses (a) or (b), in a sale pursuant to which any other stockholder(s) of the Company are offered the same terms of sale, including in a merger, consolidation, transfer or conversion involving the Company or any of its subsidiaries.
Subscription Agreements
The Company also entered into two separate subscription agreements in connection with the Accelmed investment: (i) a subscription agreement with Gohan Investments, Ltd. for $1.0 million to purchase 925,926 shares of our common stock at $1.08 per share; and (ii) a subscription agreement with Dr. Dolev Rafaeli for $1.0 million to purchase 925,926 shares of our common stock at $1.08 per share upon closing under the Accelmed Purchase Agreement.
Voting Undertakings
The transaction is subject to stockholder approval. Each of Sabby and Broadfin have entered into voting undertakings with the Company. The voting undertakings obligate each of Broadfin and Sabby to vote all their voting shares in the Company at the special meeting to approve the Transaction, and to increase their respective beneficial interest up to 9.99% of the outstanding shares of Common Stock as needed for a quorum at the special meeting.
Reasons for the Transaction
The Company believes that the infusion of new capital from the Transaction will enhance the Company's growth by focusing on the Company's core recurring revenue business and adding innovative medical devices that can leverage the Company's sales force, customer relationships and current infrastructure in sales, marketing and reimbursement. The Company also believes that Accelmed's investment in the Company will add experience in medical devices and will provide growth equity to drive significant value creation serving to further position the Company for its next phase of growth.
The Company will also be able to renegotiate its credit facility with MidCap Financial Trust ("MidCap") and reinvest in advertising its XTRAC laser system. In connection with the Accelmed investment, the Company entered into a non-binding letter of intent dated March 30, 2018 with Midcap pursuant to which, after the closing of the Transaction, the Company and Midcap intend to terminate the existing Midcap loan agreement and replace it with a new agreement reflecting a $3 million repayment of the current facility and the base amount of the loan to be $7.6 million.
Board Composition and Management upon Closing of the Transaction
Approval of the issuance of the Company's shares of common stock in the Transaction and the issuance of those shares upon closing of the Transaction will result in a change of control of the Company and a change in management and the composition of the Company's Board of Directors. As a result of the share issuance and related transactions, Accelmed will own or control a majority of the outstanding voting stock of the Company. As a result, the Company will qualify as a "controlled company" under Nasdaq Listing Rule 5615(c)(2), and will therefore be exempt from certain corporate governance requirements under the Nasdaq Listing Rules.
Changes to the Board of Directors
Under the Accelmed Purchase Agreement, upon closing of the Transaction, the Company's Board will consist of seven directors, with at least five vacancies at closing, one of which shall be filled, effective at closing, by the Company's then Chief Executive Officer, Dolev Rafaeli. Accelmed has the right to fill the remaining vacancies, with one director nominated by Accelmed, Uri Geiger, being the Chairman of the Board, and three directors nominated by Accelmed being industry experts who qualify as "independent" for Nasdaq purposes, Nachum Shamir, Samuel Rubenstein and David N. Gill. Samuel Navarro and LuAnn Via, current members of the Company's Board of Directors, will continue to serve on the board after the closing of the Transaction.
The following sets forth certain biographical information concerning the Company's Board of Directors upon closing of the Transaction:
Uri Geiger
Dr. Uri Geiger, age 50, will become Chairman of the Board of Directors of the Company effective upon closing of the Transaction. Dr. Geiger has served as Managing Partner of Accelmed, a private equity investment firm he co-founded in 2009 focused on medical device companies. Prior to founding Accelmed, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of

Dragon Variation Fund in 2000, one of Israel's first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University's Recanati School of Business where he lectured on private equity and venture capital and authored the books "Startup Companies and Venture Capital" and "From Concept to Wall Street." Dr. Geiger previously served on the board of directors of EndoChoice Holdings Inc. from January 2014 until March 2016.
Dolev Rafaeli
Dr. Dolev Rafaeli, age 54, was appointed the Company's Interim Chief Executive Officer effective April 10, 2018 and will become the Company's Chief Executive Officer effective upon closing of the Transaction. Dr. Rafaeli has over 25 years of experience in the healthcare, medical device, consumer and industrial services fields. He served as a Member of the Board of Directors of the company that founded the XTRAC, PhotoMedex (Nasdaq: PHMD) since 2011 and was its CEO from 2006 to 2017.  Under his management at PhotoMedex, he oversaw sales growth from $19 million to over $300 million, driven by increases in brand portfolio, distribution channels and M&A transactions. He was President and CEO of Radiancy, a subsidiary of PhotoMedex, from 2006 to 2017. He also served as General Manager of Orbotech in China and Hong Kong, and held senior positions at Motorola. Dr. Rafaeli holds a Ph.D. in Business Administration from Century University in New Mexico, an MBA from Cornell University, Masters Degrees from the Technion in Haifa, Israel and a B.Sc. in Industrial Engineering and Management from the Technion in Israel.
David N. Gill

David N. Gill, age 63, served as the President and Chief Financial Officer of EndoChoice, Inc., a medical device company focused on gastrointestinal disease from April 2016 through the sale of the company in November 2016 and as Chief Financial Officer from August 2014 to April 2016. Previously, he served as the Chief Financial Officer of INC Research, a clinical research organization, from February 2011 to August 2013 after having served as a board member and its audit committee chairman from 2007 to 2010.  Mr. Gill was the Chief Financial Officer of TransEnterix, Inc., a medical device company focused on general surgery, from March 2009 to February 2011. Mr. Gill currently serves on the boards of Melinta Therapeutics, Inc., an infectious disease company, Histogenics Corporation, a restorative cellular therapy company, Evolus, Inc, an aesthetics company, and YmAbs Therapeutics, Inc. an immuno-oncology company. Mr. Gill previously served as a director of two public life science companies, LeMaitre Vascular, Inc. and IsoTis OrthoBiologics, Inc. as well as several private life science companies from 2006 to 2009. Earlier in his career Mr. Gill served in a variety of senior executive leadership roles for several medical device and information technology companies including NxStage Medical, CTI Molecular Imaging, Inc., Interland Inc., Novoste Corporation and Dornier Medical.  Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an M.B.A. degree, with honors, from Emory University, and was formerly a certified public accountant.
Shmuel (Samuel) Rubinstein
Shmuel Rubenstein (known by his nickname-Milky) Rubinstein, age 78, has served for over 20 years as the Chief Executive Officer and General Manager of Taro Pharmaceuticals Industries, a NASDAQ traded dermatology company. Under his management, Taro grew to become a multinational company with over 1000 employees worldwide and turnover of close to $450 million. In 2003 Mr. Rubinstein received the Exceptional Industrialist award. Mr. RubensteinDuring these years he also finished an International Marketing Course at the Wharton School of the University of Pennsylvania. Mr. Rubinstein serves as a board member in Clal Biotechnology Industries, Exalenz, Medison Biotech, Trima Pharma, Myscent diagnosticsKamada, and as consultant to BDO and Sol-Gel Pharma. Mr. RubinsteinMilky is also a director at the Medical Research Fund Nearnear The Tel Aviv Sourasky Medical Center and The National Authority for Yiddish Culture.

Nachum (Homi) Shamir
Nachum (Homi) Shamir, age 64, has been the President and Chief Executive Officer of Luminex Corporation since October 2014. Mr. Shamir previously served, from 2006 to 2014, as President and CEO of Given Imaging, a developer, manufacturer, and marketer of diagnostic products for the visualization and detection of disorders of the gastrointestinal tract. Prior to joining Given Imaging, Mr. Shamir was Corporate Vice President of Eastman Kodak Company and President of Eastman Kodak´s Transaction and Industrial Solutions Group. Additionally, he served over 10 years at Scitex Corporation in positions of increasing responsibility, including President and CEO from 2003 to 2004. Prior to Scitex Corporation, Mr. Shamir held senior management positions at various international companies mainly in the Asia Pacific regions. Mr. Shamir currently serve as a director in Luminex Corp (LMNX) and previously served in Given Imaging (GIVN) Congentix Medical (CGNT) and Invendo Medical GMBH. Mr. Shamir holds a Bachelor of Science from the Hebrew University of Jerusalem and a Masters of Public Administration from Harvard University.
Samuel Navarro
Mr. Navarro, age 62, has served as a member of the Company's Board of Directors since March 2014. Since October 2008, Mr. Navarro has been Managing Partner at Gravitas Healthcare, LLC, which provides strategic advisory services to medical technology companies. From September 2005 to October 2008, Mr. Navarro was Managing Director of Cowen & Co. in New York

City and head of their Medical Technology Investment Banking initiatives, leading a team of senior people, and was responsible for building the franchise across all product categories, including M&A/Advisory and financing services and products. From 2001 to 2005, Mr. Navarro was at The Galleon Group running the Galleon Healthcare Fund as a Senior Portfolio Manager. He was responsible for all health care investments across all sectors, including pharmaceutical/biopharmaceutical industries, medical technology and hospital supplies, and all areas of healthcare services. From July 1998 to February 2001, Mr. Navarro was Global Head of Healthcare Investment Banking at ING Barings. Mr. Navarro has also served or serves on the boards of Arstasis, Derma Sciences, MicroTherapeutics, Jomed, PhotoMedex and Pixelux Entertainment. Mr. Navarro received an MBA in Finance from The Wharton School at the University of Pennsylvania, a Master of Science in Engineering from Stanford University and a Bachelor of Science in Engineering from The University of Texas at Austin.
LuAnn Via

LuAnn Via, age 64, has served as a member of the Company's Board of Directors since April 2012 and became Chairperson on December 18, 2017. She has also served as the Chair of Compensation and a member of the Audit and Governance Committees. From November 2012 through January 2017, Ms. Via was President and CEO, and a Board Member of Christopher & Banks Corporation, a specialty Women's retailer, a company of more than 400 retail stores. Prior to this, Ms. Via was the President and Chief Executive Officer of Payless ShoeSource, a unit of Collective Brands, Inc., from July 2008 to October 2012 when the company was acquired and taken private. Before joining Payless ShoeSource, from January 2006, Ms. Via served as Group Divisional President of Lane Bryant and Cacique store chains and as President of Catherines stores, both divisions of Charming Shoppes, Inc. Prior to this, and for more than 25 years, Ms. Via held several senior leadership positions with a number of top retailers. Ms. Via is a member of Women Corporate Directors, C200, a business women's leadership group and serves on the Professional Advisory Board of ALSAC/St. Jude Children's Hospital.
Executive Officer Changes
Dr. Dolev Rafaeli, age 54, was appointed the Company's Interim Chief Executive Officer effective April 10, 2018 and will become the Company's Chief Executive Officer effective upon closing of the Transaction. Dr. Rafaeli's biographical information is included under "Changes to the Board of Directors" above. Frank J McCaney, the Company's current CEO, became Interim Chief Financial Officer on a part-time basis. The Company has initiated a search process for hiring a full-time chief financial officer.
On March 30, 2018, the Company executed an employment agreement for Dr. Rafaeli. The term of the employment agreement commenced on April 10, 2018 and continues until the third anniversary of the closing under the Accelmed Purchase Agreement, which term is automatically renewed for one year unless either party provides 60 days' notice prior to the then current term; provided, however, that the employment agreement and Dr. Rafaeli's employment with the Company will terminate upon the termination of the Accelmed Purchase Agreement prior to closing thereunder for any reason. Dr. Rafaeli's base salary is $400,000 per year, and he is entitled to bonus compensation based upon the achievement of earnings targets. Dr. Rafaeli will be awarded stock options under the Company's 2016 Omnibus Incentive Plan equal to 7.5% of the Company's equity on a fully diluted basis as of immediately following the closing of the Transaction, taking into account the options granted, as follows: (i) stock options exercisable for 1,557,628 shares of the Company's common stock were granted on March 30, 2018 at an exercise price of $1.12; and (ii) the balance of the stock options will be awarded upon approval by the Company's stockholders of the Purchase Agreements and the Transactions contemplated thereby (including the award of this balance of stock options) at the special meeting of stockholders, at the closing trading price of the Company's shares of common stock on Nasdaq on the day of the special meeting. The shares of common stock purchasable upon exercise of the stock options are subject to certain transferability restrictions under the employment agreement. The employment agreement also contains provisions for fringe benefits, reimbursement of expenses, nomination for election to the Board, indemnification, vacation, confidentiality, assignment of certain inventions and other intellectual property, covenant not to compete and payments upon termination, depending upon the type of termination.
Changes to Bylaws and Certificate of Incorporation
In connection with the Accelmed Purchase Agreement, at or prior to closing the Company's bylaws will be amended to provide that, absent approval by a vote of a majority of non-affiliated stock, with certain exceptions, any transaction between the Company or any of its subsidiaries and Accelmed or any of its affiliates shall require the approval of an independent committee of the Company's Board of Directors. After the closing, the Company has agreed to take all corporate actions necessary to further amend the Bylaws to remove the provision prohibiting stockholder action by written consent, board protective provisions, and such other amendments to implement the terms of the Accelmed. In addition, after the closing, upon demand of Accelmed, the Company has agreed to take all corporate actions necessary to amend and restate the Company's certificate of incorporation to (i) delete the prohibition on removing directors other than for cause, (ii) providing for preemptive rights to Accelmed, major stockholders, and certain additional investors, (iii) implement customary protective provisions for Accelmed, (iv) remove board protective provisions and (v) delete the designations of the series of preferred stock that have no shares outstanding.

Opinion of the Company's Financial Advisor
On March 27, 2018, Fairmount Partners LP ("Fairmount") delivered its opinion to our board of directors that, as of such date, and based upon and subject to the various qualifications, considerations and assumptions set forth in the Fairmount opinion, the Transaction consideration to be received by the Company pursuant to the Purchase Agreements was fair, from a financial point of view, to the Company.
Fairmount was retained by the Company to render an opinion to the Company's board of directors as to whether the issuance and sale of common stock of the Company pursuant to the Purchase Agreements is fair, from a financial point of view, to the Company.
          Fairmount's delivery of its fairness opinion was subject to the completion of various financial and related analyses in accordance with its internal written procedures for the issuance of fairness opinions, and the approval of the opinion's issuance by its internal Fairness Opinion Committee.
On March 27, 2018, a meeting of the Company's board of directors was held to evaluate the Transaction, at which Fairmount rendered to the Company's board of directors an oral opinion, which was confirmed by delivery of a written opinion dated March 27, 2018, to the effect that, as of that date and based on and subject to the matters described in Fairmount's opinion, the issuance of 15,740,742 newly issued shares of common stock of the Company at a price of $1.08 per share, for an aggregate purchase price of $17 million to be received by the Company in the Transaction, pursuant to the Purchase Agreements, was fair, from a financial point of view, to the Company.
The summary of Fairmount's opinion described below is qualified in its entirety by reference to the full text of its opinion. The full text of Fairmount's written opinion, dated March 27, 2018, which describes the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken, is attached to this proxy statement as Appendix A, is incorporated by reference herein and should be read in its entirety.
Fairmount's opinion was provided for the information and benefit of the Company's board of directors in connection with its evaluation from a financial point of view only of the consideration being received by the Company for newly issued shares of Company common stock, and does not address any other aspect of the Transaction. Fairmount was not asked to, and Fairmount did not, express any opinion with respect to any other matter. Fairmount did not express any view on, and Fairmount's opinion did not address, any terms (other than the Transaction consideration to the extent expressly set forth in Fairmount's opinion), aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any terms or adjustments (including any holdbacks or escrows included in the Purchase Agreements), or any aspects or implications of any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction (including, without limitation, any written consents and voting agreements which may be delivered by certain holders of Company common stock in connection with the Transaction) or as to the fairness of the amount or nature of any compensation to be paid or payable to any controlling stockholder or any of the officers, directors or employees of any party, or any class of such persons, whether relative to the Transaction consideration or otherwise. The Purchase Agreements, including the amount and form of the consideration payable in the Transaction, was determined through negotiations between the Company and the Investors and was approved by the Company's board of directors. Fairmount did not determine the amount or form of consideration payable in the Transaction.
Fairmount's opinion does not address the relative merits of the Transaction as compared to other business or financial strategies or transactions that might be available to the Company or in which the Company might engage, nor does it address the underlying business decision of the Company to proceed with or effect the Transaction. Fairmount is not expressing any opinion herein as to the price at which the common stock of the Company will trade following the announcement of the Transaction. Fairmount did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of the Company and Fairmount has not been furnished with any such valuations or appraisals as part of this engagement to prepare its opinion; nor has Fairmount evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.
Fairmount's opinion does not constitute a recommendation to the Company's board of directors or to any other persons with respect to the Transaction, including as to how any holders of the Company's common stock should vote or act, or whether any such holders should enter into written consents, in respect of the Transaction or that the Transaction consideration is the best possible alternative under any circumstance. Fairmount is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
Fairmount's opinion should not be construed as creating any fiduciary duties on its part.

Fairmount has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading "Opinion of The Company's Financial Advisor."
In connection with rendering its opinion, Fairmount, among other things:
1.	reviewed certain publicly available business and financial information relating to the Company that Fairmount deemed to be relevant;
2.
reviewed certain internal historical and projected financial statements and other internal historical and projected financial and operating data relating to the Company and furnished to Fairmount by the Company's management;

3.	conducted discussions with members of the Company's senior management team regarding the financial information of the Company;
4.
compared the financial performance of the Company with that of certain publicly traded companies that Fairmount deemed relevant, derived metrics from those publicly traded companies' financials, and applied these metrics to corresponding financial statistics of the Company to compare to the financial terms of the Transaction;

5.	compared the financial terms of the Transaction with those of certain transactions that Fairmount deemed relevant;
6.	reviewed certain financial terms of a draft of the Purchase Agreements, dated March 26, 2018; and
7.	performed such other analyses and considered such other factors that Fairmount deemed appropriate under the circumstances.
For purposes of Fairmount's analysis and opinion, Fairmount assumed and relied on, without undertaking any independent verification of, the accuracy and completeness of all information, publicly available and non-public, prepared and / or supplied by management of the Company or otherwise made available to, discussed with, or reviewed by Fairmount, and Fairmount assumes no liability therefor. With respect to any projected financial data relating to the Company, Fairmount assumed that they were reasonably prepared on bases reflecting the best currently available information and good faith judgments of the Company's management as to the future financial performance of the Company. Fairmount expressed no view as to any projected financial data relating to the Company after the Transaction or the assumptions on which they were based. The management of the Company informed Fairmount that, to the best of management's knowledge, no information has been provided to Fairmount regarding the Company that contains an untrue statement of a material fact or omits to state a material fact necessary for Fairmount's analysis and no information necessary for Fairmount's analysis has been omitted or remains undisclosed to Fairmount.
For purposes of rendering Fairmount's opinion, Fairmount assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Purchase Agreements are true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Purchase Agreements and that the Transaction would be consummated in accordance with the terms and conditions set forth in the draft Purchase Agreements without material modification, waiver or delay. Senior management of the Company advised Fairmount, and Fairmount assumed, that the final terms of the Purchase Agreements would not vary materially from those set forth in the March 26, 2018 draft reviewed by Fairmount. Fairmount also assumed that any modification to the structure of the Transaction would not vary in any respect material to Fairmount's analysis or opinion. Fairmount further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction.
Fairmount did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of the Company and Fairmount was not furnished with any such valuations or appraisals. Fairmount also did not evaluate the solvency, viability or fair value of the Company under any state or federal laws, including laws relating to bankruptcy, insolvency or similar matters. Fairmount's opinion is necessarily based upon information made available to Fairmount as of the March 27, 2018 date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. It should be understood that developments subsequent to Fairmount's opinion may affect its opinion and that Fairmount does not have any obligation to update, revise or reaffirm its opinion except as expressly indicated in our engagement agreement governing the opinion.
The following is a summary of the material financial analyses that Fairmount reviewed with the Company's board of directors in connection with its opinion, dated March 27, 2018. The summary, however, does not purport to be a complete description of the analyses performed by Fairmount. The order of the analyses described and the results of these analyses do not represent the relative importance or weight given to these analyses by Fairmount, and Fairmount applied its professional judgment in weighing these and other factors in reaching its opinion.

Overview of Valuation and Other Relevant Analyses
The financial analyses summarized below include information presented in tabular format. To fully understand Fairmount's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Fairmount's financial analyses. In connection with preparing its opinion, Fairmount considered the following financial metrics, among others, which are generally described below:
1.
Equity Value—the value as of a specified date of the relevant company's outstanding equity securities (taking into account its outstanding options and warrants and other convertible securities using the Treasury Stock Method of accounting);

2.
Enterprise Value—the value as of a specified date of the relevant company's outstanding equity securities (taking into account its outstanding warrants and other convertible securities using the Treasury Stock Method of accounting) plus the value of its minority interests plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash);

3.	Revenue—the amount of the relevant company's income received from normal course business activities, usually from the sale of goods and services to customers;
4.	Gross Profit—the revenue less the amount of the relevant company's cost of direct sales;
5.	EBITDA—the amount of the relevant company's earnings before interest, taxes, depreciation and amortization;
6.	EBIT—the amount of the relevant company's earnings before interest and taxes;
7.	Net Income—the amount of the relevant company's revenue minus all of its expenses.
Unless the context indicates otherwise, Equity Values and Enterprise Values used in the selected analyses described below were calculated using the closing price of the common stock of the selected companies listed below as of March 26, 2018, one trading day prior to the delivery of the opinion by Fairmount to the Company's board of directors, and is not necessarily indicative of current market conditions.
Fairmount analyzed the pre-Transaction capitalization and financial data of the Company and the proposed capitalization of the Company immediately following the closing of the Transaction and determined that the Transaction implied an Enterprise Value for the Company of $28.3 million.
Select Public Comparable-Company Analyses
Using publicly available information, Fairmount analyzed certain financial information for selected public companies and applied commonly used valuation measurements (e.g. multiples of EV (Enterprise Value) to latest twelve months' (LTM) Revenue and EV to LTM EBITDA) in order to calculate implied valuation ranges.
For comparison purposes, the selected public companies were chosen by Fairmount because they were deemed to be reasonably comparable to the Company in the aggregate, each having one or more aspects which included nature of business, revenue composition, size, diversification and/or financial performance, among others, but no one company being directly comparable to the Company. All criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Fairmount identified a sufficient number of companies deemed adequate for purposes of its analysis, but may not have included all companies that might be deemed comparable to the Company. The public comparable companies included:
1.	AngioDynamics Inc.
2.	BIOLASE, Inc.
3.	Cutera, Inc.
4.	EL.EN. Società per Azioni
5.	Ellex Medical Lasers Limited
6.	IRIDEX Corporation

The select public comparable companies analysis indicated the following multiples of EV to LTM Revenue, and EV to LTM EBITDA:

The select public comparable companies analysis indicated an Enterprise Value range of $38.8 million to $42.9 million utilizing revenue metrics, and (ii) an Enterprise Value range of $66.9 million to $73.9 million utilizing EBITDA metrics, as shown in the following table:

For purposes of the financial analyses, Fairmount relied upon the Company's latest LTM financial performance for the period ended December 31, 2017 as provided by the Company's management.
No company utilized in this select public comparable companies transaction analysis is considered to be more than generally similar in one or more aspects to the Company. Because of the differences among the companies utilized for comparative purposes in Fairmount's analysis, Fairmount advised the Company that a complete valuation analysis cannot be limited to a quantitative review of the selected public companies but also requires complex and nuanced considerations and judgments concerning differences in financial performance, condition and expectations, as well as operating characteristics, risks and opportunities.
Precedent M&A Transactions Analyses
Fairmount calculated an implied range of valuations for the Company based on the purchase prices paid in selected publicly-announced M&A transactions in the aesthetic medical laser, other medical laser and specialty industrial laser industries. Transactions were selected where the target companies were considered to be similar to the Company in one or more respects, including the nature of their business, size, diversification, financial performance and geographic concentration/location. Using publicly available information, Fairmount derived and compared certain multiples for the Company with corresponding multiples for the following 19 change of control or business combination transactions completed since 2015. These precedent M&A transactions are indicated below:
1.	Laser Business Unit of Precision Eye Services / LENSAR
2.	Laser Ablation Division of Electro Scientific / Elemental Scientific
3.	Access Laser Company / TRUMPF GmbH
4.	ProPhotonix Limited / Hargreave Hale, Gresham House, Herald and Miton Group
5.	Syneron Medical / Apax Partners
6.	Innovative Laser Technologies / IPG Photonics
7.	Princeton Optronics, Inc. / ams AG
8.	Daylight Solutions, Inc. / DRS Technologies
9.	Fotona / AGIC Capital
10.	Surgical Lasers Inc. / Acquarius Surgical Technologies (fka Acquarius Coatings)
11.	Rofin-Sinar Technologies / Coherent, Inc.
12.	Nanolabz LLC / HIL Applied Medical
13.	Newport Corp. / MKS Instruments
14.	LENSAR, Inc. / ALPHAEON Corporation
15.	SLT® Surgical Laser Business / DaLian JiKang Medical Systems
16.	Lumenis / XIO Group
17.	JK Lasers / SPI Lasers and Trumpf Corporation
18.	TYKMA Electrox, Inc. / The 600 Group PLC

19.	FEMTOLASERS Produktions GmbH / Newport Corp
                    The precedent M&A transaction analysis indicated an Enterprise Value range of $36.9 million to $40.7 million utilizing revenue metrics, and (ii) an Enterprise Value range of $52.9 million to $58.5 million utilizing EBITDA metrics, as shown in the following table:

The precedent M&A transaction analysis indicated an Enterprise Value range of $36.9 million to $40.7 million utilizing revenue metrics, and (ii) an Enterprise Value range of $52.9 million to $58.5 million utilizing EBITDA metrics, as shown in the following table:

No company or transaction utilized in this precedent transaction analysis is considered to be more than generally similar in one or more aspects to the Company or the Transaction. Because of the differences among the companies utilized for comparative purposes in Fairmount's analysis, Fairmount advised the Company that a complete valuation analysis cannot be limited to a quantitative review of the selected companies and transactions, but also requires complex and nuanced considerations and judgments concerning differences in financial performance, condition and expectations, as well as operating characteristics, risks and opportunities.
Discounted Cash Flow Analysis
Fairmount performed a discounted cash flow ("DCF") analysis of the Company to calculate the risk-weighted estimated present value of the free cash flows that the Company could generate. Financial data for the Company included management's projections from an assumed closing date of June 30, 2018 through December 31, 2020. Fairmount utilized a discount rate of 19.7%, with sensitivity analyses that ranged from 14.7% to 24.7%. The terminal value was based upon a LTM revenue multiple of 0.6x – 0.7x, and a LTM EBITDA multiple of 4.9x – 5.9x, applied to fiscal year 2020 projections. Fairmount analyzed a sensitivity analysis with a range of discount rates and terminal values applied. Fairmount's DCF analysis indicated an Enterprise Value range of $25.5 million to $31.0 million, with an implied adjusted average Enterprise Value for the Company of $28.8 million.
Conclusion
Based on the information and analyses set forth above, Fairmount delivered its written opinion to the Company's board of directors, which stated that, as of March 27, 2018, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on its review as set forth in the opinion, the Transaction consideration to be received by the Company in the Transaction was fair, from a financial point of view, to the Company.

Miscellaneous
The foregoing summary is not a complete description of Fairmount's opinion or the financial analyses performed and factors considered by Fairmount in connection with its opinion. The preparation of a fairness opinion is a complex and nuanced analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Fairmount arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis, or restrict its analysis to a simple weighting of such factors, for purposes of determining its opinion. Rather, Fairmount made its determination as to fairness, from a financial point of view, of the Transaction consideration to be received by the Company on the basis of its experience and professional judgment after considering the results of all such analyses. Accordingly, Fairmount believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Fairmount's analyses and opinion.
In performing its analyses, Fairmount considered industry performance, general business, economic, market and financial conditions and other matters as of the date of its opinion, many of which are beyond the control of the Company, and are not summarized within this document. No company, business or transaction used in the analyses is identical to the Company or the Transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve numerous complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, operating segments or transactions analyzed. The assumptions and estimates contained in Fairmount's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. Accordingly, the assumptions and estimates used in, and the results derived from, Fairmount's analyses are inherently subject to substantial uncertainty.
As part of its investment banking business, Fairmount is frequently engaged in the valuation of companies and their securities in connection with business evaluations, valuations, reorganizations, private placements and mergers and acquisitions for corporate and other purposes. The Company's board of directors determined to use the services of Fairmount because it is a recognized investment banking firm that has substantial experience in similar matters and in the industries and markets in which the Company operates and Fairmount is familiar with the Company. In connection with the Transaction, the Company is obligated to pay Fairmount (i) an opinion fee of $200,000 in the aggregate, of which $100,000 was due and payable upon executing the opinion engagement letter and $100,000 was due and payable upon Fairmount's rendering of the opinion to the Company's board of directors and (ii) an advisory fee of $525,000 payable upon closing of the Transaction. No portion of Fairmount's opinion fee is contingent upon either the conclusion expressed in the opinion or whether the Transaction is successfully consummated.
Furthermore, the Company has agreed to reimburse Fairmount for its out-of-pocket expenses and reasonable fees and expenses incurred in connection with the engagement of counsel, consultants and advisors retained by Fairmount up to a cap of $35,000, and to indemnify and hold harmless Fairmount and its affiliates and any other person, director, employee or agent of Fairmount or any of its affiliates, or any person controlling Fairmount or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Fairmount. The terms of the fee arrangement with Fairmount, which the Company and Fairmount believe are within customary ranges for transactions of this nature, were negotiated at arm's length between the Company and Fairmount, and the Company's board of directors is aware of these fee arrangements.
Fairmount (or members of the Fairmount team working for other investment banks) has advised the Company formally and informally for many years. In June 2015, Fairmount acted as financial advisor to the Company, successfully delivering a fairness opinion related to the purchase of the XTRAC and VTRAC Dermatology business from PhotoMedex and the assumption of certain business related liabilities. Fairmount was paid a fee of $150,000. This engagement, together with earlier unrelated engagements involving a Company director before he joined the Company's board, were disclosed by Fairmount to the Company's board of directors in connection with its engagement of Fairmount.
Although Fairmount has, in the present or the past, provided advisory services to the Company from time-to-time, the Company's board of directors determined that these ongoing and prior relationships with the Company would not affect Fairmount's ability to fulfill its obligations of impartiality and objectivity in rendering its opinion.
Fairmount's internal Fairness Opinion Review Committee, which reviewed and approved the issuance of the opinion in accordance with Fairmount's internal policies, is comprised of individuals who have not been previously involved, in any capacity, with the prior financial advisory engagements and who have no security interests in the Company.
Interested Directors
Two of the Company's directors, Jeffrey F. O'Donnell, Sr. and Samuel E. Navarro own minority interests in Broadfin, which is investing $1.0 million as part of the Transaction.

Stockholder Approval Requirements
Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance of securities will result in a change of control of the Company. Nasdaq defines a "change of control" as occurring when, as a result of an issuance, an investor or group would own, or have the right to acquire 20% or more of the outstanding shares of common stock or the voting power of a company, and such ownership or voting power would be the largest ownership position. Upon closing under the Accelmed Purchase Agreement, Accelmed will control a majority of the outstanding shares of the Company's common stock. Accelmed will hold (a) approximately 58% of the issued and outstanding voting stock of the Company, assuming each of Broadfin and Sabby owns up to 9.99% of the Company's common stock consistent with their "blockers," and (b) approximately 36% of the Company's issued and outstanding capital stock, assuming the conversion of all outstanding shares of Series C Preferred Stock regardless of the "blockers," but not including outstanding stock options and warrants.
Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is also required prior to the issuance of securities in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The issuance of shares of the Company's common stock to the Investors under the Purchase Agreements, in accordance with the terms of the Purchase Agreements, will result in the issuance of shares of the Company's common stock that represents more than 20% of the Company's common stock and 20% of the voting power outstanding prior to the issuance of those shares.
The Company, therefore, is seeking stockholder approval of the issuance of an aggregate of 15,740,742 shares of the Company's common stock to the Investors under the Purchase Agreement, subject to the terms of the Purchase Agreements, plus all additional shares that the Company may be required to issue pursuant to the Retained Risk provisions of the Purchase Agreements.
Vote Required
To approve the issuance of the shares to the Investors under the Purchase Agreements, the affirmative vote of the holders of a majority of the shares of the Company's common stock, present in person or represented by proxy at the Special Meeting, and entitled to vote, is required. Although failure to submit a proxy or vote in person at the special meeting, or a failure to provide your broker, nominee, fiduciary or other custodian, as applicable, with instructions on how to vote your shares will not affect the outcome of the vote on this proposal, the failure to submit a proxy or vote in person at the Special Meeting will make it more difficult to meet the requirement under the Company's bylaws that the holders of at least one-third of the Company's common stock issued and outstanding and entitled to vote at the Special Meeting be present in person or by proxy to constitute a quorum at the special meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2016 OMNIBUS INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON SOCK
 AVAILABLE FOR GRANTS UNDER THE PLAN BY 3,134,365 SHARES
General
The amendment (the "Amendment") to the Company's 2016 Omnibus Incentive Plan (the "Plan") was approved by the Company's Board of Directors on April 16, 2018. The additional shares will be used (i) to grant to the Company's interim CEO, Dolev Rafaeli, options to purchase 1,408,000 shares of the Company's common stock as provided in his employment agreement with the Company and (ii) to grant additional equity incentives in the future to employees, officers, directors and consultants as appropriate to ensure that the Company continues to meet its retention and hiring needs and maintain alignment with the Company's stockholders' interests. Under applicable NASDAQ Stock Market rules, the Company is required to obtain stockholder approval of the Amendment. Such approval is also necessary to permit the Company to continue to grant Incentive Stock Options ("ISOs") to employees under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The Company includes a copy of the Plan, as amended by the Amendment, as Appendix B to this proxy statement, and the summary of the Plan contained in this Proposal No. 2 does not purport to be complete and is qualified in its entirety by reference to such Appendix.
As of April 13, 2018, there were awards outstanding under the Company's stock incentive plans to acquire 2,208,781 shares of common stock at a weighted average exercise price of $2.38 per share. On April 13, 2018, the last reported sales price for the Company's common stock as quoted on the Nasdaq Capital Market was $1.20 per share.
The purpose of the Plan is to promote the interests of the Company and its stockholders by providing incentives to motivate selected employees, directors and consultants of the Company to achieve long-term corporate objectives. In order to more closely align the interests of the awardees of incentive stock awards, the Board of Directors believes it is necessary to adopt and approve the Amendment in order to accomplish the purposes of the Plan, grant the additional options to Dr. Rafaeli as provided in his employment agreement with the Company and enable the Company to attract, hire, retain and motivate the skilled employees the Company needs to be successful, especially in the competitive labor markets in which the Company competes. If the stockholders do not approve the Amendment, the Amendment will not be adopted and no further awards will be granted under the Plan, and the Company will not be able to satisfy its obligations under its employment agreement with Dr. Rafaeli and the closing conditions under the Accelmed Purchase Agreement.
Approval of the Amendment will require the affirmative vote of the holders of at least a majority of the shares present in person or by proxy and entitled to vote on this proposal, assuming the presence of a quorum. Abstentions will count as if voted against the proposal. Broker non-votes will not be counted with respect to this proposal as the shares represented thereby are not entitled to vote on this proposal. If the stockholders do not approve the Amendment, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs that do not otherwise require stockholder approval as it deems appropriate and in the best interests of the Company and its stockholder.
Summary of the Plan, As Amended by the Amendment
General.  The Plan provides for the grant of ISOs, Nonstatutory Stock Options ("NSOs"), Stock Appreciation Rights ("SARs"), Restricted Shares, Restricted Stock Units ("RSUs"), Performance Awards, and other stock-based awards or short-term cash incentive awards.
Shares Subject to the Plan.  If the stockholders approve the Amendment, the maximum number of shares of the Company's common stock available for issuance over the term of the Plan may not exceed 5,247,495 shares, including the 3,134,365 added by the Amendment. All of the 5,247,495 shares may be issued under the Plan as ISOs. Common stock covered by any unexercised portions of terminated or forfeited options, common stock subject to Restricted Share awards, RSUs and other stock-based awards that are terminated or forfeited and common stock subject to awards that are otherwise surrendered by a participant may again be subject to new awards under the Plan. Subject to adjustment in accordance with the Plan, in any calendar year, no non-employee director of the Company may be granted awards in respect of more than 15,000 shares of common stock under the Plan.
In the event of any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of the Company's stock or property, a combination or exchange of the Company's common stock, dividend in kind, or other like change in capital structure, change in the number of outstanding shares of common stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event, the compensation committee shall make appropriate adjustments to the number and kind of shares subject to outstanding awards, the purchase price or exercise price for such shares, the number and kind of shares available for future issuance under the Plan, the maximum number of shares in respect of which awards can be made to any participant in a calendar year, and other determinations applicable to outstanding awards.

Administration.  The compensation committee of the Board of Directors administers the Plan. All awards are approved by the compensation committee. With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the compensation committee determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an ISO or a NSO, the terms of vesting and exercisability of each option or other award, including the effect thereon of an optionee's termination of service, the type of consideration to be paid to the Company upon exercise of an option, the duration of each award, and all other terms and conditions of the awards, subject to the policy that neither the Board of Directors nor the compensation committee may reprice stock options. Future grants under the Plan are not yet determinable.
Eligibility.  Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Plan. Any person eligible under the Plan may be granted a NSO. However, only employees may be granted ISOs.
Terms and Conditions of Awards.  Each award granted under the Plan is evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. The purchase price per share subject to an option (or the exercise price per share in the case of a SAR) must equal at least the fair market value of a share of the Company's common stock on the date of grant. The purchase price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of the Company's common stock on the date of grant. The term of any award under the Plan may not be for more than ten years or five years in the case of ISOs awarded to any 10% Stockholder. To the extent that the aggregate fair market value of shares of the Company's common stock subject to options designated as ISOs that become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as NSOs.
Generally, an option's purchase price may be paid in cash, by check, or in cash equivalent, or if permitted by the compensation committee, by tender of shares of the Company's common stock owned by the optionee having a fair market value not less than the exercise price, or by any lawful method approved by the board or by any combination of these. The compensation committee may nevertheless restrict the forms of payment permitted in connection with any option grant.
The compensation committee will specify when options granted under the Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service or achievement of specified milestones. Unless otherwise provided in the grant documents, options and SARs will be granted with a minimum vesting period of at least one year.
Awards of Restricted Shares consist of a specified number of shares of common stock subject to such terms, conditions and transfer restrictions based on performance standards, periods of service, retention by the participant of a specified number of shares of common stock or other criteria. Awards of RSUs give participants a right to receive shares of common stock in the future subject to such terms, conditions and restrictions as established by the compensation committee. RSUs will be settled for common stock, cash or a combination of both as soon as practicable after the compensation committee has determined that the terms and conditions of the RSU has been satisfied (or at a later date if the distribution has been deferred).
Performance Awards consist of the right to receive a payment contingent on the extent to which predetermined performance targets have been met during an award period, which shall be two or more fiscal or calendar years. In the compensation committee's discretion, newly hired or eligible participants may be allowed to receive Performance Awards after an award period has commenced. Payments of earned Performance Awards will be made in cash, common stock, or a combination of cash and common stock, in the discretion of the compensation committee.
Other stock-based awards such as stock purchase rights (with or without loans to participants by the Company), awards of common stock, or awards valued in whole or in part by reference to common stock or dividends on common stock may be granted either alone or in addition to other awards under the Plan. If specified by the compensation committee in the award agreement, the recipient of a stock-based award may be entitled to receive, currently or on a deferred basis, interest, dividends or dividend equivalents with respect to the common stock or other securities covered by the award.
Transferability of awards.  Restricted Shares may not be assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust), pledged or sold prior to lapse of their restrictions. All other awards may not be assigned or transferred (other than by will or the laws of descent and distribution), and during the lifetime of a participant, only the participant (or a personal representative) may exercise rights under the Plan. A participant's beneficiary may exercise the participant's rights to the extent they are exercisable under the Plan following the death of the participant. The compensation committee may grant NSOs that are transferable, without payment of consideration, to immediate family members of the participant or to trusts or partnerships for such family members, subject to the limitations of Section 16(b) of the Exchange Act with respect to participants who are subject to such section.
Section 162(m) of the Code.  Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." Under Code Section 162(m), a "covered employee" is the Company's chief executive officer, chief financial officer and the three other most highly compensated officers of the Company.  Pursuant to recent federal tax law changes, certain performance-based exemptions from compensation limits under Code Section 162(m) no longer apply.
Merger.  Effective upon a merger, as defined in the Plan, all outstanding awards shall terminate unless they are assumed or continued in connection with the merger. The compensation committee has the authority to provide for full or partial vesting of unvested awards and the release from restrictions on transfer and repurchase or forfeiture rights of awards in connection with a merger. The compensation committee may condition any such award vesting and exercisability or release from restrictions on the termination of service of the participant to the Company within a specified period following the effective date of the merger.
Change in Control.  Unless otherwise provided in the applicable award agreement, effective upon a change in control, as defined in the Plan, all options and SARs outstanding on the date of such change in control will be assumed by, or replaced with comparable awards, by the surviving corporation, the options and SARs will be converted into options and SARs of the surviving corporation, except as to options or SARs granted to a participant where a change in control resulted from such participant's beneficial ownership of the Company's securities. The Board of Directors will have the discretion to accelerate or vest outstanding options and SARs, or determine that any restrictions on any options or SARs shall lapse, or that the options and SARs will terminate as provided in the Plan. Unless otherwise provided in the applicable award agreement, effective upon a change in control, all restrictions applicable to Restricted Share and RSU awards will terminate fully and the full number of shares subject to each Restricted Share award or the number of shares subject to settlement under each RSU will immediately be delivered as provided in the Plan, except as to Restricted Share and RSU awards granted to a participant where a change in control resulted from such participant's beneficial ownership of the Company's securities. Unless otherwise provided in the applicable award agreement, in the event of a change in control, all Performance Awards shall immediately become vested and payable to all participants as provided in the Plan, within 30 days after such change in control, except as to Performance Awards granted to a participant where a change in control resulted from such participant's beneficial ownership of the Company's securities.
Termination or Amendment.  The Plan shall remain in effect until terminated by the Board of Directors. The Board of Directors may terminate or amend the Plan at any time, but no amendment may adversely affect an outstanding award without the consent of the participant, or make any amendment that requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange that lists the Company's common stock without stockholder approval.
Clawback/Repayment.  All awards under the Plan will be subject to reduction, cancellation, forfeiture, recoupment or repayment to the extent necessary to comply with any clawback or similar policy adopted by the Board of Directors or the compensation committee and applicable law.
Federal Income Tax Consequences of the Plan
The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
ISOs.  The grant of an ISO under the Plan will not result in any federal income tax consequences to the optionee or the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. The Company is not entitled to any deduction under these circumstances.
If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionee's total compensation is deemed reasonable in amount.

The "spread" under an ISO-i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price-is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee's alternative minimum tax liability exceeds such optionee's regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
In the event an ISO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an ISO may convert the option from an ISO to a NSO.
NSOs.  The grant of a NSO under the Plan will not result in any federal income tax consequences to the optionee or the Company. Upon exercise of a NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee's total compensation is deemed reasonable in amount. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company will not receive a tax deduction for any such gain.
In the event a NSO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Restricted Shares.  The grant of Restricted Shares will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company will not receive a tax deduction for any such gain.
Recipients of Restricted Shares may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to recognize as ordinary compensation income in the year that such Restricted Shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the Restricted Shares are issued.
SARs.  Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.
In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
RSUs.  Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be subject to withholding for federal income tax purposes upon conversion of the RSUs and withholding for employment tax purposes when the RSUs vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.
RSUs also can be considered nonqualified deferred compensation and subject to the Section 409A of the Code. A grant of RSUs that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Performance Awards.  Recipients of Performance Awards generally should not recognize income until such awards are paid in cash or shares of stock. Upon payment, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received in such payment. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon the payment of Performance Awards. Participants will recognize gain upon the disposition of any shares received upon the payment of Performance Awards equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.
Other stock-based awards.  Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient's subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.
Dividends and dividend equivalents.  Recipients of awards that earn dividends or dividend equivalents recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.
Short-term cash incentive awards.  Recipients of short-term cash incentive awards will recognize ordinary income equal to the amount paid under such awards. This income is subject to withholding for federal income and employment tax purposes. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.
A copy of the Plan, as amended by the Amendment, is attached in Appendix B.

New Plan Benefits
The following table discloses the benefits that will be received or allocated to executive officers that have been determined as of the date of this proxy statement.
NEW PLAN BENEFITS
Name and Position	Dollar Value ($)	Number of Shares Purchasable upon Exercise of Stock Options
Dolev Rafaeli, Interim Chief Executive Officer	*	1,408,000
Executive Group (1 person)	*	1,408,000

-------------------____________________
*          The grant of these options will occur on the date of the Special Meeting at the closing sales price of the Nasdaq Stock Market on that date.
Vote Required
The affirmative vote of a majority of the shares of the Company's common stock present, whether in person or represented by proxy, and entitled to vote at the Special Meeting is required to approve the Amended Plan Proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal No. 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

PROPOSAL NO. 3
VIRTUAL MEETING PROPOSAL
Sections 1.1 of Article I of the Company's bylaws provide that our Board may determine that any annual meeting of stockholders may be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law. We refer to such a meeting held solely by means of remote communication as a "virtual meeting." The Company's Board of Directors has determined that it may hold future annual meetings of stockholders as virtual meetings at which stockholders would be able to remotely participate and cast their votes at the meeting in real time. Holding a meeting as a virtual meeting would allow stockholders to participate in the meeting and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or as a virtual meeting, provided that (i) the company implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the company implements reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with those proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of that vote.
Historically, a stockholder who wanted to attend a meeting of our stockholders was required to attend the meeting in person at the physical location of the meeting. Meetings of our stockholders may not be in a convenient location for many of our stockholders. The Board believes that providing for virtual meetings will give the Board the ability to enhance the opportunity of our stockholders to attend and participate in meetings of our stockholders. Furthermore, even if the Board permits stockholders to participate in a stockholder meeting by means of remote communication, the Board may determine that stockholder meetings will continue to be held in person at a physical location and all stockholders will continue to be entitled to attend stockholder meetings in person if they prefer to do so. This proposal is not intended to have any effect on the ability of stockholders to vote their shares by proxy, via telephone, the Internet, or by completion of a proxy card, any time before a meeting of stockholders.
Under Delaware law, we are not required to obtain stockholder approval of the Board's decision with respect to virtual meetings. However, we value the opinion of our stockholders and want to provide our stockholders with an opportunity to vote to ratify, on a non-binding basis, the Virtual Meeting Proposal. While this ratification vote is not binding on the Company or our Board, our Board will consider the outcome of the vote when making the final determination whether to implement virtual meetings.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Virtual Meeting Proposal at the Special Meeting will be required to approve the Virtual Meeting Proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal No. 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

PROPOSAL NO. 4
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING,
 IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES FOR PROPOSAL NOS. 1, 2 AND 3.
           We are asking our stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies for Proposals Nos. 1, 2 and 3.
As discussed above, our Board of Directors recommends a vote "FOR" Proposal No. 1, Proposal No. 2 and Proposal No. 3. In order to implement each of these proposals, we are required under Delaware law to obtain the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting, assuming the presence of a quorum, to approve Proposals Nos. 1, 2 and 3. It is possible the Company will not have sufficient votes to do so. If the Company does not have sufficient votes for any of Proposals Nos. 1, 2 and 3 to pass, the Company plans to solicit and obtain additional votes and promptly reconvene the Special Meeting as many times as necessary to have a sufficient number of shares for the vote.
Vote Required
The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Special Meeting is required to approve the Adjournment Proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal No. 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special meeting, it is the intention of the persons named in the accompanying proxy to Mote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ LuAnn Via
LuAnn Via
Chairperson of the Board
April 26, 2018

APPENDIX A

March 27, 2018

The Board of Directors
Strata Skin Sciences, Inc.
100 Lakeside Drive, #100
Horsham, PA 19044

Members of the Board of Directors:

We understand that Strata Skin Sciences, Inc., a Delaware corporation ("SSKN" or the "Company"), proposes to enter into three separate securities purchase agreements (collectively, the "SPA") with Accelmed Growth Partners, L.P., a Cayman Island exempted limited partnership, Sabby Healthcare Master Fund, Ltd, a Cayman Islands exempted company, Sabby Volatility Warrant Master Fund, Ltd., a Cayman Islands exempted company and Broadfin Healthcare Master Fund, Ltd, a Cayman Islands exempted company, (collectively with two more additional investors identified in the SPA, the "Investors").  The SPA proposes, among other things, for the purchase by the Investors of 15,740,742 newly issued shares of common stock of the Company at a price of $1.08 per share, for an aggregate purchase price of $17 million (the "Consideration"), (collectively, the "Proposed Transaction").  The proposed terms and conditions of the Proposed Transaction are more fully set forth in the draft SPA.

The Board of Directors of SSKN (the "Board") has asked us whether, in our opinion, the Consideration to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.

In connection with rendering our opinion, we have, among other things:

1.	reviewed certain publicly available business and financial information relating to the Company that Fairmount deemed to be relevant;
2.
reviewed certain internal historical and projected financial statements and other internal historical and projected financial and operating data relating to the Company and furnished to Fairmount by SSKN's management;

3.	conducted discussions with members of SSKN's senior management team regarding the financial information of the Company;
4.
compared the financial performance of the Company with that of certain publicly traded companies that Fairmount deemed relevant, derived metrics from those publicly traded companies' financials, and applied these metrics to corresponding financial statistics of the Company to compare to the financial terms of the Proposed Transaction;

5.	compared the financial terms of the Proposed Transaction with those of certain transactions that Fairmount deemed relevant;
6.	reviewed certain financial terms of a draft of the SPA, dated March 26, 2018; and
7.	performed such other analyses and considered such other factors that Fairmount deemed appropriate under the circumstances.

For purposes of our analysis and opinion, with your consent we assumed and relied on, without undertaking any independent verification of the accuracy and completeness of all information, publicly available and non-public, prepared and / or supplied by management of SSKN or otherwise made available to, discussed with, or reviewed by Fairmount, and Fairmount assumes no liability therefor.  With respect to any projected financial data relating to SSKN, Fairmount assumed that they were reasonably prepared on bases reflecting the best currently available information and good faith judgments of SSKN's management as to the future financial performance of the entity.  Fairmount expressed no view as to any projected financial data relating to SSKN after the Proposed Transaction or the assumptions on which they were based.  The management of SSKN has informed us that, to the best of SSKN management's knowledge, no information has been provided to us regarding SSKN that contains an untrue statement of a material fact or omits to state a material fact necessary for our analysis and no information necessary for our analysis has been omitted or remains undisclosed to us.

For purposes of rendering our opinion, we assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the SPA are true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the SPA and that the Proposed Transaction would be consummated in accordance with the terms and conditions set forth in the draft SPA without material modification, waiver or delay.  Senior management of SSKN advised us, and we assumed, that the final terms of the SPA would not vary materially from those set forth in the draft reviewed by us.  We also assumed that any modification to the structure of the Proposed Transaction would not vary in any respect material to Fairmount's analysis or opinion.  We further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Proposed Transaction would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on SSKN or the consummation of the Proposed Transaction.

With your consent, we have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of SSKN and we have not been furnished with any such valuations or appraisals, nor have we evaluated the solvency, viability or fair value of SSKN under any state or federal laws, including laws relating to bankruptcy, insolvency or similar matters.  Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof.  It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion except as expressly indicated in our engagement agreement governing this opinion.

We have not been asked to, and we do not, express any opinion with respect to any matter other than whether the Consideration to be paid by the Investors in the Proposed Transaction is fair, from a financial point of view, to the Company.  We do not express any view on, and our opinion does not address, any terms (other than the Consideration to the extent expressly set forth herein), aspects or implications of the Proposed Transaction, including, without limitation, the form or structure of the Proposed Transaction, any terms or adjustments (including any holdbacks or escrows included in the SPA), or any aspects or implications of any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Proposed Transaction (including, without limitation, any written consent and voting agreements which may be delivered by certain holders of SSKN Common Stock in connection with the Proposed Transaction) or as to the fairness of the amount or nature of any compensation to be paid or payable to any controlling stockholder or any of the officers, directors or employees of any party, or any class of such persons, whether relative to the Consideration or otherwise.  Our opinion does not address the relative merits of the Proposed Transaction as compared to other business or financial strategies or transactions that might be available to SSKN or in which SSKN might engage, nor does it address the underlying business decision of SSKN to proceed with or effect the Proposed Transaction.  This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Proposed Transaction, including as to how any security holders of SSKN should vote or act, or whether any such holders should enter into written consents, in respect of the Proposed Transaction or that the Consideration is the best possible alternative under any circumstance.  We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by SSKN and its advisors with respect to legal, regulatory, accounting and tax matters.  We are not expressing any opinion herein as to the price at which the SSKN Common Stock will trade following the announcement of the Proposed Transaction.  This letter should not be construed as creating any fiduciary duties on our part.  We have not been engaged to initiate any discussions with or solicit indications of interest from, third parties with respect to the Proposed Transaction, the securities, assets, businesses or operations of the Company or any other party or any alternatives to the Proposed Transaction.

As part of our investment banking business, we are frequently engaged in the valuation of companies and their securities in connection with business evaluations, valuations, reorganizations, private placements and mergers and acquisitions for corporate and other purposes.  We are familiar with SSKN and have provided investment banking services to and received fees from SSKN in the past, most recently in June 2015.  At that time, Fairmount rendered a fairness opinion to the board of directors of SSKN on its acquisition of assets and certain liabilities, from PhotoMedex.  We served as financial adviser to SSKN in connection with the Proposed Transaction, and we are entitled to receive from SSKN reimbursement of our expenses and a fee for our services as financial adviser to SSKN, which is contingent upon the consummation of the Proposed Transaction.  We are also entitled to receive a fee from SSKN upon delivery of our fairness opinion to the Board.

This letter, including the opinion expressed herein, is addressed to, and for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the Proposed Transaction.  The issuance of this opinion has been approved by our Fairness Opinion Review Committee.  Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our prior written permission.  Notwithstanding the foregoing, this opinion and a reference to our role as financial adviser to the Board may be included in communications to holders of SSKN Common Stock, provided that we approve of the content of such disclosures prior to any filing or publication of such holders' communications.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

FAIRMOUNT PARTNERS LP

By:  /s/ Conelius P. McCarthy                                                                                             March 27, 2018
          Cornelius P. McCarthy                                                                                      Date of Opinion
          Managing Director

APPENDIX B
AMENDED AND RESTATED
STRATA SKIN SCIENCES, INC.

 2016 OMNIBUS INCENTIVE PLAN

Adopted by the Board of Directors: August 5, 2016
Approved by Stockholders: October 27, 2016

As Amended and Restated April 16, 2018

STRATA SKIN SCIENCES, INC.

2016 OMNIBUS INCENTIVE PLAN
ARTICLE I

 PURPOSE AND ADOPTION OF THE PLAN
1.1          Purpose.  The purpose of the STRATA Skin Sciences, Inc. 2016 Omnibus Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.
1.2          Adoption and Term.  The Plan was adopted by the Board as of August 5, 2016 and amended April 16, 2018, subject to the approval of the stockholders of the Company.  The initial effective date of the Plan, as amended on April 16, 2018, is the date the stockholders of the Company approve the Plan.  The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of its initial effective date.

ARTICLE II

DEFINITIONS
For the purpose of the Plan, capitalized terms shall have the following meanings:
2.1          Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.
2.2          Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.3          Assumed means that pursuant to a Merger or Change in Control either (i) the Award is expressly affirmed by the Company, (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Merger or Change in Control with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Merger or Change in Control as determined in accordance with the instruments evidencing the agreement to assume the Award, or (iii) the Award is otherwise to continue in effect following the Merger or Change in Control.
2.4          Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
2.5          Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.
2.6          Board means the Board of Directors of the Company.
2.7          Change in Control means the occurrence of subparagraph (a), (b), or (c) below or any combination of said event(s).  Notwithstanding the foregoing, the term "Change of Control" shall also have such additional meanings as are permitted or required under Section 409A:
(a)          Change of Ownership of the Company.  A change of ownership of the Company occurs on the date that any one person or persons acting as a Group (as that term is defined in Subparagraph (2) below) acquires ownership of the stock of the Company, that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of Company.
(1)       However, if any person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or Group of persons is not considered to cause a Change of Control.  In addition, the term Change of Control shall apply if there is an increase in the percentage of stock owned by any one person or persons, acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property.  The rule set forth in the immediately preceding sentence applies only when there is a transfer of stock of Company (or issuance of stock of Company) and the stock of Company remains outstanding after the transaction.
(2)       Persons will not be considered to be acting as a Group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a Group if they are stockholders of Company and it, or its parent, enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with another corporation.  If a person owns stock in Company and another corporation is involved in a business transaction, then the stockholder of Company is deemed to be acting as a Group with other stockholders in the Company prior to the transaction
(b)          Effective Change of Control.  If the Company does not qualify under Subparagraph (a), above, then it may still meet the definition of Change of Control, on either of the following dates:
(1)       The date any one person, or more than one person, acting as a Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company; or
(2)       The date a majority of the numbers of the Company's Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors before the date of the appointment or election.
(c)          Change in Ownership of Company's Assets.  A change in the ownership of a substantial portion of Company's assets occurs on the date that any person, or more than one person acting as a Group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(1)       There will be no Change in Control under this Subparagraph (c) when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer.  A transfer of assets by Company is not treated as a change in ownership of such assets if the assets are transferred to:
(i)        A stockholder of Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii)       An entity, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly, by the Company;
(iii)      A person, or more than one person, acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or
(iv)     An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Subparagraph c., above.
(d)          The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e)          a complete liquidation or dissolution of the Company.
2.8          Code means the Internal Revenue Code of 1986, as amended.  References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
2.9          Committee means the Compensation Committee of the Board.
2.10          Company means STRATA Skin Sciences, Inc. and its successors.
2.11          Common Stock means the common stock of the Company, par value $0.001 per share.

2.12          Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
2.13          Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
2.14          Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
2.15          Exchange Act means the Securities Exchange Act of 1934, as amended.
2.16          Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2(b).
2.17          Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock, as reported on the Nasdaq Stock Market (or other established stock exchange on which the Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.
2.18          Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
2.19          Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
2.20          Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
2.21          Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
2.22          Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.23          Participant means a person designated to receive an Award under the Plan in accordance with Section 5.1.
2.24          Performance Awards means Awards granted in accordance with Article VIII.
2.25          Performance Goals are based on one or more of the following measures and intended to comply with the performance-based compensation exception under Code Section 162(m):
•	Net earnings or net income (before or after taxes)
•	Earnings per share or earnings per share growth, total units, or unit growth
•	Net sales, sales growth, total revenue, or revenue growth
•	Net operating profit
•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)
•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)
•	Earnings before or after taxes, interest, depreciation, and/or amortization
•	Gross or operating margins
•	Productivity ratios
•	Share price or relative share price (including, but not limited to, growth measures and total stockholder return)
•	Expense targets
•	Margins
•	Operating efficiency
•	Market share or change in market share
•	Customer retention or satisfaction
•	Working capital targets
•	Completion of strategic financing goals, acquisitions or alliances and clinical progress
•	Company project milestones

•          Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)
Without limiting the generality of the foregoing (and to the degree consistent with Code Section 162(m)), the Committee shall have the authority, at the time it establishes the performance objectives for any given performance period, to make equitable adjustments in the business criteria in recognition of unusual or non-recurring events affecting the Company or its operating units, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in generally accepted accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the profitability of the Company or its operating units, as applicable and to otherwise satisfy the objectives of the Plan.
2.26          Plan has the meaning given to such term in Section 1.1.
2.27          Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.1(b).
2.28          Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
2.29          Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
2.30          Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
2.31          Stock Appreciation Rights means awards granted in accordance with Article VI.
2.32          Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.
2.33          Termination of Service means the voluntary or involuntary termination of a Participant's service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries.  Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION
3.1          Committee.
(a)          Duties and Authority.  The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan.  In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.1 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
(b)          Indemnification.  Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV

SHARES
4.1          Number of Shares Issuable.  The maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards shall be 5,247,495 shares of Common Stock, all of which shares of Common Stock may be issued under the Plan as Incentive Stock Options.  The foregoing share limits shall be subject to adjustment in accordance with Section 11.7. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
4.2          Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.2(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.
ARTICLE V

PARTICIPATION
5.1          Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time.  The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.  Incentive Stock Options may only be granted to employees of the Company or its Subsidiaries.  Subject to adjustment in accordance with Section 11.7, in any calendar year, no non-employee director of the Company shall be granted Awards in respect of more than 15,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) under the Plan.
ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1          Option Awards.
(a)          Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee.  The terms of any Option granted under the Plan shall be set forth in an Award Agreement.
(b)          Purchase Price of Options.  The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.  In the case of an Incentive Stock Option granted to a Participant who, on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or its Subsidiaries, the per share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant.
(c)          Designation of Options.  The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.
(d)          Incentive Stock Option Share Limitation.  Notwithstanding an Option's designation as an Incentive Stock Option, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value (measured on the Date of Grant) of the shares of Common Stock subject to Options designated as Incentive Stock Options which first become exercisable in any one calendar year (under the Plan or any other plans of the Company and its Subsidiaries).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted.
(e)          Rights As a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.4 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.7.
6.2          Stock Appreciation Rights.
(a)          Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant.  Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).
(b)          Exercise Price.  The Exercise Price established under any Stock Appreciation Right granted under the Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
(c)          Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
6.3          Terms of Stock Options and Stock Appreciation Rights.
(a)          Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.  Notwithstanding the foregoing, unless otherwise provided in the grant document, Options or Stock Appreciation Rights shall be granted with a minimum vesting period of at least one year.
(b)          Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:
(i)          Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or
(ii)          Termination of the Award in the event of a Participant's disability, retirement, death or other Termination of Service as provided in the Award Agreement; or
(iii)          Ten years from the Date of Grant;
(iv)          In the case of an Incentive Stock Option granted to a Participant  who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Subsidiaries, five years from the Date of Grant or
(v)          Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
(c)          Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
6.4          Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time.  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).  In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.  Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose.  Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
6.5          Assumption of Grants Upon a Change in Control. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options and Stock Appreciation Rights that are not exercised shall be Assumed by, or replaced with comparable Awards by the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Options and Stock Appreciation Rights shall be converted to Options and Stock Appreciation Rights of the surviving corporation (or a parent or subsidiary of the surviving corporation); provided, that, this sentence shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.  Notwithstanding the foregoing, in the event of a

Change of Control, the Board, in its discretion, may take any of the following actions with respect to any or all outstanding grants: the Board may (i) determine that outstanding Options and/or Stock Appreciation Rights shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Board determines, (ii) determine that the restrictions and conditions on outstanding Options and Stock Appreciation Rights shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Board determines, (iii) require that Participants surrender their outstanding Options and/or Stock Appreciation Rights in exchange for a payment by the Company, in cash or stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and/or Stock Appreciation Rights exceeds the Exercise Price of the Options or (iv) after giving Participants an opportunity to exercise their outstanding Options and/or Stock Appreciation Rights, terminate any or all unexercised Options and/or Stock Appreciation Rights at such time as the Board deems appropriate.  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.  The Board shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Options and Stock Appreciation Rights shall continue in effect according to their terms (subject to any assumption discussed above).
ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS
7.1          Award of Restricted Stock and Restricted Stock Units.  The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.  The terms of any Restricted Share and Restricted Stock Unit Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.2          Restricted Shares.
(a)          Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.2(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.2(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
(b)          Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.2(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.2(a).
(c)          Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
(d)          Delivery of Shares upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.4, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's

Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
(e)          Forfeiture of Restricted Shares.  Subject to Sections 7.2(f) and 7.4, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
(f)          Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
7.3          Restricted Stock Units.
(a)          Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred.  Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine.  The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed.  As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.
(b)          Stockholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c)          Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.3 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.
(d)          Deferral of Payment.  If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant's Restricted Stock Units in accordance with such terms as may be established by the Committee.
7.4          Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.2(d) of a share certificate or certificates evidencing a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with Section 7.3(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the "target" level for each such Award (in the case of Restricted Stock Units).  The provisions of this Section 7.4 shall not be applicable to any Restricted Share or Restricted Stock Unit Award granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

ARTICLE VIII

PERFORMANCE AWARDS
8.1          Performance Awards.
(a)          Award Periods and Calculations of Potential Incentive Amounts.  The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be two or more fiscal or calendar years as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.
(b)          Performance Targets.  Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
(c)          Earning Performance Awards.  A Participant's Performance Award shall be determined based on the attainment of written Performance Goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.
(d)          Payment of Earned Performance Awards.  Subject to the requirements of Section 11.5, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.  The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance Award.  No Performance Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance Award actually paid to a given Participant may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect to defer payment of a Performance  Award.

8.2          Termination of Service.  In the event of a Participant's Termination of Service during an Award Period, the Participant's Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
8.3          Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants in accordance with Section 8.1(d), within 30 days after such Change in Control.  The provisions of this Section 8.3 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
ARTICLE IX

OTHER STOCK-BASED AWARDS
9.1          Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock or dividends on Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.
9.2          Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
(a)          Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)          If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
(c)          The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS
10.1          Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.
10.2          Awards.
(a)          Performance Targets.  The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals.  Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.  A Participant's performance targets shall be determined based on the attainment of written Performance Goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.
(b)          Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained.  Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)          Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.  The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance Award.  No awards will be paid for such performance period until such certification is made by the Committee.  The amount of the award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect to defer payment of an award.
(d)          Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.
(e)          Guidelines.  The Committee shall adopt from time to time written policies for its implementation of this Article X.  Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.
(f)          Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN
11.1          Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 10.2(d), Section 11.3 and Section 11.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
11.2          Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
11.3          Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.
11.4          Limitation on Transfer.  Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan.  The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.  Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.
11.5          Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax.  The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:
(a)          The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.
(b)          In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.
11.6          Surrender of Awards.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.  With the consent of the Participant, the Committee may substitute a new Award under the Plan in connection with the surrender by the Participant of an equity compensation award previously granted under the Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company's stockholders if such approval is required by the rules of any applicable stock exchange.
11.7          Adjustments to Reflect Capital Changes.
(a)          Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)          Merger.  Effective upon the consummation of a Merger, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Merger.  The Committee shall have the authority, exercisable either in advance of any actual or anticipated Merger or at the time of an actual Merger and exercisable at the Date of Grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Merger, on such terms and conditions as the Committee may specify.  The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent Termination of Service of the Participant within a specified period following the effective date of the Merger.  The Committee may provide that any Awards so vested or released from such limitations in connection with a Merger shall remain fully exercisable until the expiration or sooner termination of the Award.  Any Incentive Stock Option accelerated under this Section 11.7(b) in connection with a Merger shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) is not exceeded.
(c)          Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
11.8          No Right to Continued Service.  No person shall have any claim of right to be granted an Award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
11.9          Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
11.10          Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11          No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
11.12          Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
11.13          Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
11.14          Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
11.15          Amendment and Termination.
(a)          Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
(b)          Termination.  The Board shall have the right and the power to terminate the Plan at any time.  No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
11.16          Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time.  The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
11.17          Dividend Equivalents.  For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a Dividend Equivalent Account is established, the following terms shall apply:
(a)          Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant's Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.
(b)          Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
11.18          Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the

Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.
11.19          Legality of Issuance.  Notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption there from is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, and (iii) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
11.20          Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.
11.21          Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.
11.22          Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

ANNEX

STRATA SKIN SCIENCES, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

	For	Against	Abstain
1. To approve the Share Issuance Proposal, as more specifically described in the proxy statement	☐	☐	☐
2. To approve the Amended Plan Proposal, as more specifically described in the proxy statement	☐	☐	☐
3. To approve the Virtual Meeting Proposal, as more specifically described in the proxy statement	☐	☐	☐
4. To approve the Adjournment Proposal, as more specifically described in the proxy statement	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.			

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Signature [PLEASE SIGN WITHIN BOX]	Date		Signature [Joint Owners]	Date